EXHIBIT 10.22

Summary of Office Share-Use Agreement, Effective October 9, 2002, Between Ji Da Information (Shanghai) Co., Ltd and New World Construction Co., Ltd. (Shanghai Representative Office)

Party A:    Ji Da Information (Shanghai) Co., Ltd.

Party B:    New World Construction Co., Ltd. (Shanghai Representative Office)

Date of Signing

October 9, 2002

Property Description

Location:    Floor 11, Min Fang Building, Fuxing Zhong Lu No. 593

Square footage:    376 m2

Type:    office space

Term of Share-Use

Effective Period:    from October 10, 2002 to October 9, 2004

Rental Use

Office use

Rent Amount

RMB 26,990 Yuan per month in total.

Major Obligations of the Parties

Party A shall:

1.	intercede with developer for the demurral or other terms.

Party B shall:

1.	be liable for the payment of relevant fees and deposit under the terms and conditions of this contract;

2.	accept the other articles in the Lease Agreement reached by Party A and Shanghai Minghong Economic Development Co., Ltd.

Termination Events

This agreement is effective only in the common lease period between Party A and Shanghai Minghong Economic Development Co., Ltd.

Security deposit and other refundable or non-refundable payment

1.	Deposit: RMB 53980 Yuan (in negotiation).

2.	Management fees: RMB 11,280 Yuan per month in total.

3.	Other fees charged by the building administration company such as electricity fees, air-conditioning fees etc.